CREDIT AGREEMENT - TERM LOAN FACILITY

                          dated as of December 29, 1995

                                      among

                               CONMED CORPORATION

                           the Banks signatory hereto

                                       and

                         THE CHASE MANHATTAN BANK, N.A.

                                    as Agent

                                TABLE OF CONTENTS

ARTICLE 1     DEFINITIONS; ACCOUNTING TERMS

              Section 1.01     Definitions
              Section 1.02     Accounting Terms

ARTICLE 2     THE CREDIT

              Section 2.01     The Loans
              Section 2.02     The Notes
              Section 2.03     Purpose
              Section 2.04     Borrowing Procedures
              Section 2.05     Prepayments and Conversions
              Section 2.06     Mandatory Prepayments
              Section 2.07     Fixed Rate Loans - Interest Periods; Renewals
              Section 2.08     Certain Notices
              Section 2.09     Minimum Amounts
              Section 2.10     Interest
              Section 2.11     Fees
              Section 2.12     Payments Generally
              Section 2.13     Late Payment Fees

ARTICLE 3     YIELD PROTECTION; ILLEGALITY; ETC.

              Section 3.01     Additional Costs
              Section 3.02     Limitation on Types of Loans
              Section 3.03     Illegality
              Section 3.04     Certain Conversions
              Section 3.05     Certain Compensation
              Section 3.06     HLT Classification

ARTICLE 4     COLLATERAL SECURITY

              Section 4.01      Security
              Section 4.02      Setoff
              Section 4.03      Guaranties

ARTICLE 5     CONDITIONS PRECEDENT

              Section 5.01     Documentary Conditions Precedent
              Section 5.02     Additional Conditions Precedent
              Section 5.03     Closing of the Acquisitions
              Section 5.04     Deemed Representations

ARTICLE 6     REPRESENTATIONS AND WARRANTIES

              Section 6.01     Incorporation, Good Standing and
                               Due Qualification
              Section 6.02     Corporate Power and Authority;
                               No Conflicts
              Section 6.03     Legally Enforceable Agreements
              Section 6.04     Litigation
              Section 6.05     Financial Statements
              Section 6.06     Ownership and Liens
              Section 6.07     Taxes
              Section 6.08     ERISA
              Section 6.09     Subsidiaries and Ownership of Stock
              Section 6.10     Credit Arrangements
              Section 6.11     Operation of Business
              Section 6.12     Hazardous Materials
              Section 6.13     No Default on Outstanding Judgments
                                or Orders
              Section 6.14     No Defaults on Other Agreements
              Section 6.15     Labor Disputes and Acts of God
              Section 6.16     Governmental Regulation
              Section 6.17     Partnerships
              Section 6.18     No Forfeiture
              Section 6.19     Solvency
              Section 6.20     Integrated Group

ARTICLE 7     AFFIRMATIVE COVENANTS

              Section 7.01     Maintenance of Existence
              Section 7.02     Conduct of Business
              Section 7.03     Maintenance of Properties
              Section 7.04     Maintenance of Records
              Section 7.05     Maintenance of Insurance
              Section 7.06     Compliance with Laws
              Section 7.07     Right of Inspection
              Section 7.08     Reporting Requirements
              Section 7.09     Guaranties

ARTICLE 8     NEGATIVE COVENANTS

              Section 8.01     Debt
              Section 8.02     Guaranties, Etc.
              Section 8.03     Liens
              Section 8.04     Leases
              Section 8.05     Loans; Investments
              Section 8.06     Dividends
              Section 8.07     Sale of Assets
              Section 8.08     Stock of Subsidiaries, Etc
              Section 8.09     Transactions with Affiliates
              Section 8.10     Mergers, Etc
              Section 8.11     Acquisitions
              Section 8.12     No Activities Leading to Forfeiture
              Section 8.13     New Businesses
              Section 8.14     Negative Pledge

ARTICLE 9     FINANCIAL COVENANTS

              Section 9.01     Minimum Working Capital
              Section 9.02     Minimum Tangible Net Worth
              Section 9.03     Leverage Ratio
              Section 9.04     Cash Flow Coverage Ratio
              Section 9.05     Limitations on Debt

ARTICLE 10     EVENTS OF DEFAULT

               Section 10.01    Events of Default
               Section 10.02    Remedies

ARTICLE 11    THE AGENT; RELATIONS AMONG BANKS AND BORROWER

              Section 11.01    Appointment, Powers and Immunities
                               of Agent
              Section 11.02    Reliance by Agent
              Section 11.03    Defaults
              Section 11.04    Rights of Agent as a Bank
              Section 11.05    Indemnification of Agent
              Section 11.06    Documents
              Section 11.07    Non-Reliance on Agent and Other Banks
              Section 11.08    Failure of Agent to Act
              Section 11.09    Resignation or Removal of Agent
              Section 11.10    Amendments Concerning Agency Function
              Section 11.11    Liability of Agent
              Section 11.12    Transfer of Agency Function
              Section 11.13    Non-Receipt of Funds by the Agent
              Section 11.14    Withholding Taxes
              Section 11.15    Several Obligations and Rights of Banks
              Section 11.16    Pro Rata Treatment of Loans, Etc
              Section 11.17    Sharing of Payments Among Banks
              Section 11.18    Hedge Agreements; Notices and Limitations

ARTICLE 12    MISCELLANEOUS

              Section 12.01    Amendments and Waivers
              Section 12.02    Usury
              Section 12.03    Expenses
              Section 12.04    Survival
              Section 12.05    Assignment; Participations
              Section 12.06    Notices
              Section 12.07    Jurisdiction; Immunities
              Section 12.08    Table of Contents; Headings
              Section 12.09    Severability
              Section 12.10    Counterparts
              Section 12.11    Integration
              Section 12.12    Governing Law
              Section 12.13    Confidentiality
              Section 12.14    Treatment of Certain Information
              Section 12.15    Incorporation By Reference; Conflicts
              Section 12.16    Cooperation and Further Assurances

EXHIBITS

              Exhibit A        Promissory Note
              Exhibit B        Authorization Letter
              Exhibit C        Guaranty
              Exhibit D        Security Agreement
              Exhibit E        Opinion of Counsel for Borrower
              Exhibit F        Opinion of Counsel for Each Guarantor
              Exhibit G        Confidentiality Agreement
              Exhibit H        Borrowing Notice

SCHEDULES

              Schedule I       Subsidiaries of Borrower
              Schedule II      Credit Arrangements
              Schedule III     Hazardous Materials
              Schedule IV      Employee Benefit Plans Funding Status

                  CREDIT AGREEMENT dated as of December __, 1995 among CONMED CORPORATION, a corporation organized under the laws of the State of New York (the "Borrower"), each of the banks which is a signatory hereto (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association organized under the laws of the United States of America, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS

         A. The Borrower desires that the Banks extend credit as provided herein and the Banks are prepared to extend such credit. Specifically, the Borrower desires to borrow, and the Banks desire to lend to the Borrower on a term basis, the sum of $65,000,000.

         B. Simultaneously herewith, the Borrower, the Banks, and the Agent are entering a Credit Agreement - Revolving Credit Facility pursuant to which the Banks will make Revolving Credit Loans to Borrower in the aggregate amount of up to $15,000,000.

         C. Borrower, Agent, and certain of the Banks are parties to certain existing Credit Agreements dated March 8, 1995, as amended ("the Existing Credit Agreements"). The Existing Credit Agreements shall remain in full force and effect until all Conditions Precedent set forth in Article 5 of this Agreement are satisfied or waived by the Banks. Upon the satisfaction of these conditions, this Agreement and the Credit Agreement Revolving Credit Facility shall supersede the Existing Credit Agreements, and the loans made under the Existing Credit Agreements shall be repaid from the Loans made hereunder and/or under the Credit Agreement - Revolving Credit Agreement of even date. If, on the other hand, the Conditions Precedent are not satisfied or waived by 5:00 p.m. on March 1, 1996, the Existing Credit Agreements will continue and this Agreement will terminate.

                                      TERMS

         NOW, THEREFORE, in consideration of the matters recited and the promises contained herein, Borrower, the Banks, and Agent agree as follows:

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

                  Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

                  "Account" means any right to payment for goods sold or leased or for services rendered, which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, whether secured or unsecured, now existing or hereafter arising, and the proceeds thereof.

                  "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 20% or more of any class of voting stock of the Borrower or any such Subsidiary; (c) 20% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent's Office" means the principal office of Agent in Syracuse, New York, presently located at One Lincoln Center, Syracuse, New York 13202.

                  "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

                  "Amortization Date" means the 1st day of each calendar quarter, commencing on the first day of April 1, 1996 and ending on the Final Maturity Date, provided that if any such day is not a Banking Day, such day shall be the next succeeding Banking Day.

                  "Asset  Purchase   Agreement"  means  the  agreement   between
Borrower and New Dimensions in Medicine, Inc. dated as of October 18, 1995.

                  "Authorization Letter" means the letter agreement executed by the Borrower in the form of Exhibit B.

                  "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

                  "Birtcher"   means   Birtcher   Medical   Systems,   Inc.,   a
wholly-owned subsidiary of Borrower.

                  "Capital Expenditures" means for any period, the Dollar amount of gross expenditures (including obligations under Capital Leases) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period. Assets acquired in the NDM Acquisition shall not be considered "Capital Expenditures" for purposes of this Agreement.

                  "Capital Lease" means any lease which has been capitalized on the books of the lessee in accordance with GAAP.
                  "Cash Flow" (as distinguished from Measured Cash Flow) means the sum of the following measured on a consolidated basis for Borrower and any Subsidiaries, for any twelve month period ending on the last day of each of Borrower's fiscal quarters: (i) earnings before interest, taxes, depreciation, and amortization, minus (ii) Capital Expenditures.

                  "Cash Flow Coverage Ratio" means the ratio of Measured Cash Flow to Current Debt Service, measured on a consolidated basis for Borrower and its Subsidiaries for any twelve month period ending on the last day of each of Borrower's fiscal quarters.

                  "Chase" means The Chase Manhattan Bank, N.A.

                  "Closing Date" means the date this Agreement has been executed by the Borrower, the Banks and the Agent.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all personal property of Borrower and the Guarantors as set forth in Article 4 of this Agreement, together with any other property of Borrower and the Guarantors in which the Banks hereafter acquire a security interest or mortgage.

                  "Commitment" means, with respect to each Bank, the obligation of such Bank to make its Loan under this Agreement in the principal amount following:

The Chase Manhattan Bank, N.A.                                    $24,375,000.00
Fleet Bank                                                        $16,250,000.00
Nat West                                                          $16,250,000.00
Credit Lyonnais                                                   $ 8,125,000.00
                                                                 ---------------
Total                                                             $65,000,000.00

                  "Consolidated Capital Expenditures" means Capital Expenditures
of  the  Borrower  and  its  Consolidated  Subsidiaries,   as  determined  on  a
consolidated basis in accordance with GAAP.

                  "Consolidated Current Assets" means Current Assets of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated  Current  Liabilities" means Current Liabilities
of  the  Borrower  and  its  Consolidated  Subsidiaries,   as  determined  on  a
consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth" means the Net Worth of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

                  "Consolidated Total Liabilities" means all liabilities of Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Credit   Agreement-Revolving   Credit   Facility"  means  the
Agreement of even date between Borrower and the Banks pursuant to which the Banks have agreed to make Revolving Credit Loans to Borrower.

                  "Credit Lyonnais" means Credit Lyonnais Cayman Island Branch, a banking corporation organized under the laws of France.

                  "Current Assets" means all assets of the Borrower treated as current assets in accordance with GAAP.

                  "Current Debt Service" means current maturities of long term Debt .

                  "Current Liabilities" means all liabilities of the Borrower treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of the Borrower to a date more than one year from the date of determination.

                  "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person (if such Person is not the Borrower, determined in a manner analogous to that of determining Unfunded Benefit Liabilities of the Borrower); (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss;
(g) obligations secured by any Lien on property of such Person; (h) obligations of such Person as lessee under Capital Leases; and (i) Hedge Exposure of such person under Hedge Agreements.

                  "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to 2% above the Variable Rate as in effect from time to time plus the Margin (if any) (provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest period therefor, 2% above the interest rate for such Loan as provided in Section 2.09 hereof and, thereafter, the Variable Rate plus 2% as provided for above in this definition).

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "Drawdown Date" means the closing date of the NDM Acquisition, on which the Borrower shall make the borrowing hereunder, which date may not be later than the last day of the Drawdown Period, i.e., the Termination Date.

                  "Drawdown Period" means the period commencing on the date hereof and ending on the Termination Date.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "Equipment" means goods other than Inventory which are used or bought for use primarily in business, now existing or hereafter acquired, and the proceeds thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                  "Existing Credit Agreements" means the Credit Agreement - Term Loan Facility and the Credit Agreement - Revolving Credit Facility, both dated March 8, 1995 and amended May 19, 1995, between Borrower, Agent, and certain of the Banks.

                  "Eurodollar Loan" (i.e., a "LIBOR" Loan") means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "Fixed Base Rate."

                  "Event of Default" has the meaning given such term in Section 10.01.

                  "Facility Documents" means this Agreement and the Exhibits and Schedules hereto, the Notes, the Security Agreement, the Pledge Agreement, the Authorization Letter, and the Guaranty.

                  "Final Maturity Date" means January 1, 2001, when the final principal payment, all accrued interest, and any other amounts due under this Agreement or the Note shall be due and payable in full.

                  "Fixed Base Rate" means with respect to any Interest Period for a Fixed Rate Loan, i.e., for a Eurodollar Loan, the arithmetic mean, as calculated by the Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of the Reference Bank two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurodollar Loan which shall be made by such Reference Bank and outstanding during such Interest Period.

                  "Fixed Rate" means, for any Fixed Rate Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) the Fixed Base Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

                  "Fixed Rate Loan" means any Eurodollar Loan.

                  "Fleet" means Fleet Bank, a banking corporation organized under the laws of the State of New York.

                  "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any of its Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.05 (except for changes concurred in by the Borrower's independent certified public accountants).

                  "Guarantor"  shall   collectively  mean  all  Subsidiaries  of
Borrower now or hereafter existing and their respective successors and assigns.

                  "Guaranty" means the guaranty in the form of Exhibit C to be delivered by each Guarantor under the terms of this Agreement.

                  "Hedge Agreements" means and includes any and all agreements entered into and in effect from time to time between Borrower or a Subsidiary and any third party providing any foreign exchange and/or an interest rate hedging facility.

                  "Hedge Exposure" means the U.S. dollar amount of all obligations for the payment of money by Borrower or any Subsidiary under any Hedge Agreement as of any date of computation as if the Hedge Agreement were to be terminated or declared in default on such date (after giving effect to any netting provisions).

                  "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, as the Borrower may select pursuant to Section 2.07, on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

                  "Inventory" means goods held for sale or lease or to be furnished under contracts of service, or raw materials, work-in-process or materials used or consumed in a business, now existing or hereafter arising, and the proceeds thereof.

                  "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

                  "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

                  "Loan" means any loan made by a Bank pursuant to Section 2.01. "Margin" means, for each Variable Rate Loan and Eurodollar
Loan the applicable margin on the following table, computed as of the date of this Agreement based upon Borrower's financial statements for the immediately preceding four Quarterly Dates for income statement items and the most recent Quarterly Date for balance sheet items, and adjusted thereafter on each Quarterly Date based on information for the immediately preceding four Quarterly Dates for income statement items and the immediately preceding Quarterly Date for balance sheet items.

------------------ ------------------- ------------------ ------------------------ ----------------------- ---------------
Ratio of Total     Ratio   1.5         1.5  Ratio   2.5   2.5   Ratio   3.5        3.5   Ratio   4.0       Ratio   4.0
Funded Debt to
Cash Flow
------------------ ------------------- ------------------ ------------------------ ----------------------- ---------------
Applicable          75 basis points     100 basis points   125 basis points         150 basis points       200 basis
Margin-Fixed                                                                                               points
Rate Loans
(Eurodollar)
------------------ ------------------- ------------------ ------------------------ ----------------------- ---------------
Applicable          0                   0                  0                       25 basis points         75 basis
Margin Variable                                                                                            points
Rate Loans
(Prime)
------------------ ------------------- ------------------ ------------------------ ----------------------- ---------------

The foregoing notwithstanding, it is agreed that from the date of this Agreement through June 30, 1996, the Applicable Margin for Fixed Rate Loans will be 125 basis points and the Applicable Margin for Variable Rate Loans will be 0 basis points.

                  "Measured Cash Flow" means the sum of the following measured on a consolidated basis for Borrower and any Subsidiaries, for any twelve month period ending on the last day of each of Borrower's fiscal quarters:

                           (a) net income, plus

                           (b)  depreciation  and all other non-cash  charges to
income not affecting working capital, minus

                           (c) Capital Expenditures.

                  "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "NatWest" means NatWest Bank N.A., a banking corporation organized under the laws of the United States of America.

                  "NDM" means New Dimensions in Medicine, Inc., a Delaware corporation.

                  "NDM Acquisition" means the purchase of certain assets of NDM by N D M, Inc., as assignee of Borrower, pursuant to the Asset Purchase Agreement.

                  "N D M, Inc." means Borrower's wholly owned subsidiary, N D M, Inc. a New York corporation, formed to assume and perform all of Borrower's obligations under the Asset Purchase Agreement and to take title to the assets being acquired in the NDM Acquisition.

                  "Net Worth" means, at any date of determination thereof, the excess of total assets over total liabilities, excluding, however, from the determination of total assets, minority interests, if any, in Subsidiaries.

                  "Note" means a promissory note of the Borrower in the form of Exhibit A hereto evidencing the Loans made by a Bank hereunder.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Person"  means  an  individual,   partnership,   corporation,
business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Prime Rate" means that rate of interest from time to time announced by the Reference Bank at its principal office as its prime commercial lending rate.

                  "Principal Office" means the principal office of the Reference Bank, presently located at 1 Chase Manhattan Plaza, New York, New York 10081.

                  "Quarterly Date" means the last day of each of Borrower's fiscal quarters for so long as the Commitment and any Loans made pursuant to this Agreement remain outstanding.

                  "Reference Bank" means The Chase Manhattan Bank, N.A.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.
                  "Regulatory  Change"  means,  with  respect  to any Bank,  any change  after  the date of this  Agreement  in  United  States  federal,  state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations  (whether  or  not  having  the  force  of  law)  by  any  court  or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Required Banks" means, at any time while no Loans are outstanding, Banks having at least 66.667% of the aggregate amount of the Commitments and, at any time while Loans are outstanding, Banks holding at least 66.667% of the aggregate principal amount of the Loans.

                  "Reserve Requirement" means, for any Interest Period for any Fixed Rate Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans is to be determined as provided in the definition of "Fixed Base Rate" in this Section
1.01 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

                  "Revolving Credit Loans" means loans to Borrower made by the Banks pursuant to the Credit Agreement-Revolving Credit Facility.

                  "Security Agreement" means the security agreement in the Form of Exhibit D to be executed by Borrower and each Guarantor pursuant to Section
4.01 and 4.03 of this Agreement, as hereafter amended from time to time.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

                  "Termination Date" means March 1, 1996.

                  "Total Funded Debt" means, with respect to Borrower and any Subsidiaries, all indebtedness (including current maturities) for money borrowed which by its terms matures more than one year from the date as of which such indebtedness is incurred, and any indebtedness for money borrowed maturing within one year from such date which is renewable or extendable at the option of the obligor to a date beyond one year from such date (whether or not theretofore renewed or extended), including any such indebtedness renewable or extendable at the option of the obligor under, or payable from the proceeds of other indebtedness which may be incurred pursuant to, the provisions of any revolving credit agreement or other similar agreement.

                  "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

                  "Variable Rate" means, for any day, the Prime Rate for such day.

                  "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

                  Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP. All terms relating to Collateral and not otherwise defined herein shall have the meanings ascribed to them in the Uniform Commercial Code of the State of New York.


                             ARTICLE 2. THE CREDIT.

                  Section 2.01. The Loans. (a) Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make a term loan (the "Loans") to the Borrower on the Drawdown Date in the aggregate principal amount of $65,000,000, with each Bank to lend an amount equal to such Bank's Commitment. The Loans may be outstanding as Variable Rate Loans or Fixed Rate Loans (each a "type" of Loan). The type of Loans of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loan.

                           (b)  The  principal  of the  Loans  shall  be due and
payable in quarterly installments of $3,250,000, each of which shall be due and payable on each Amortization Date. Interest on the Loans shall be due and payable as hereinafter provided.

                           (c) Any borrowing  under the Credit  Agreement - Term
Loan Facility dated as of March 8, 1995 (as amended) by Borrower from any Bank (as defined herein), which is outstanding as of the date of this Agreement, shall be deemed to be a Loan made pursuant to this Agreement. Borrower's indebtedness to NBD Bank under said March 8, 1995 Credit Agreement shall be repaid in full from the initial funding of Loans made pursuant to this Agreement and/or the Credit Agreement - Revolving Credit Facility. (d) Unless the Termination Date is hereafter extended in writing by the Agent with the unanimous approval of the Banks, this Agreement shall automatically terminate and be of no further force and effect unless all of the Conditions Precedent set forth in Article 5 of this Agreement are either satisfied or waived by the Banks by 5:00 p.m. on the Termination Date, and in that event, the Existing Credit Agreements shall continue to be in full force and effect.

                  Section 2.02. The Notes. The Loan of each Bank shall be evidenced by a single promissory note in favor of such Bank in the form of Exhibit A, dated the date of this Agreement, duly completed and executed by the Borrower.

                  Section 2.03. Purpose. The Borrower shall use the proceeds of the Loans to consummate the NDM Acquisition (through N D M, Inc.) in accordance with the Asset Purchase Agreement, to pay fees, commissions, and expenses related to the NDM Acquisition, to repay existing debt of Borrower to the Banks pursuant to the Existing Credit Agreements, for working capital, and for general corporate purposes. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

                  Section 2.04. Borrowing Procedures. The Borrower shall make the borrowing hereunder on the Drawdown Date and shall give the Agent notice of such borrowing (which shall be on a Banking Day) at or before 10:00 a.m., New York City time, on the Drawdown Date. Fixed Rate Loans shall require at least three Banking Days' prior notice. Not later than 1:00 p.m. New York City time on the Drawdown Date, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made by it available to the Agent at the Agent's Office and in immediately available funds for the account of the Borrower. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Agent crediting an account of the Borrower designated by the Borrower and maintained with the Agent at the Agent's Office.

                  Section 2.05. Prepayments and Conversions. The Borrower shall have the right to make prepayments of principal, or to convert one type of Loan into another type of Loan, at any time or from time to time; provided that: (a) the Borrower shall give the Agent notice of each such prepayment or conversion as provided in Section 2.08; (b) Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans; and (c) prepayments shall be applied to the installments of principal in the inverse order of their maturities. Amounts prepaid may not be reborrowed.

                  Section 2.06. Mandatory Prepayments. Anything herein to the contrary notwithstanding, Borrower shall be obligated to make the following prepayments ("Mandatory Prepayment") of amounts outstanding hereunder at the times indicated below.

                           (a) 100% of the net  proceeds  in excess of  $100,000
received by Borrower from the sale or disposition of all or any part of the assets of Borrower or its Subsidiaries (other than in the ordinary course of business), upon Borrower's (or the Subsidiary's, as appropriate) receipt of such proceeds;

                           (b)  100%  of  all  insurance  proceeds  received  by
Borrower which are not reasonably promptly applied toward repair or replacement of the damaged, destroyed or impaired property to which such proceeds relate, upon receipt by Borrower of such proceeds; and

                           (c) 80% of the  proceeds  of the sale by  Borrower of
any equity securities of Borrower (other than shares sold to employees pursuant to employee stock option plans), upon receipt by Borrower of such proceeds.

                  Any Mandatory Payments shall be applied against the Loans hereunder or the Revolving Credit Loans, without penalty or premium (other than costs associated with the mandatory prepayment of Fixed Rate Loans on dates other than the last day of the Interest Period with respect to each such Loan), as determined by the Required Banks in their sole discretion, provided that amounts allocated to payments of principal and interest due hereunder shall be allocated to such payments in their inverse order of maturity. Mandatory Prepayments shall be divided among the Banks based upon each Bank's pro rata share of the amounts outstanding hereunder at the time of the Mandatory Prepayment.

                  Section 2.07. Fixed Rate Loans-Interest Periods; Renewals. (a) In the case of each Fixed Rate Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in
Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond an Amortization Date unless, after giving effect thereto, the aggregate principal amount of the Fixed Rate Loans having Interest Periods which end after such Amortization Date shall be equal to or less than the principal amount to be outstanding hereunder after such Amortization Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; (iv) only three Fixed Rate Interest Periods may be outstanding at any one time.

                           (b) Upon  notice to the Agent as  provided in Section
2.08, the Borrower may renew any Fixed Rate Loan on the last day of the Interest Period therefor as the same type of Loan with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrower shall fail to give notice to the Agent of such a renewal, such Fixed Rate Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period.

                  Section 2.08. Certain Notices. All notices by the Borrower to the Agent pursuant to this Article 2 shall be given on a Banking Day and shall be given first by telephone and confirmed by telecopier. Such notices shall be irrevocable and shall be effective as of the date given only if the telecopy confirmation is received by the Agent not later than 1:00 p.m. New York City time with respect to Fixed Rate Loans, and 10:00 a.m. New York City time with respect to Variable Rate Loans. Where telecopy confirmation is received by the Agent after 1:00 p.m. with respect to Fixed Rate Loans, and 10:00 a.m. with respect to Variable Rate Loans, the notice shall be deemed to be given as of the next Banking Day. In the case of borrowings and prepayments of, conversions into and renewals of (a) Variable Rate Loans, such notices shall be given on the date of such borrowing, conversion or renewal; and (b) in the case of Fixed Rate Loans, notices shall be given three Banking Days prior thereto. Each notice shall specify the type of Loan to be borrowed, converted, prepaid or renewed
(and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of Fixed Rate Loans, the Interest Period(s) therefor) and the date of the borrowing, prepayment, conversion or renewal (which shall be a Banking Day). Each notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated. Notices shall be similar in form to the attached Exhibit H. The Agent shall promptly notify the Banks of the contents of each such notice.

                  Section 2.09. Minimum Amounts. Except for prepayments or conversions which result in the prepayment or conversion of a particular type or conversions made pursuant to Section 3.04, each prepayment, conversion and renewal of principal of the Loan of a particular type shall be in an amount at least equal to $2,000,000 in the aggregate for the Banks (prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest Period). Each prepayment, conversion or renewal shall be in increments of principal of $100,000.00.

                  Section 2.10. Interest. (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus any Margin and (ii) for a Fixed Rate Loan, at a fixed rate equal to the Fixed Rate plus the Margin. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under the Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

                           (b) The  interest  rate on each  Variable  Rate  Loan
shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Banks.

                           (c)  Accrued  interest  shall be due and  payable  in
arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on each Amortization Date; (ii) for each Fixed Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals (determined on the same basis as a three month Interest Period) after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

                  Section 2.11. Fees. (a) The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the daily average unused Commitment of such Bank for the period from and including the date hereof to the earlier of the date the Commitments are terminated or the Termination Date at a rate per annum equal to .375%, calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable when billed.

                           (b)  The   Borrower   shall   pay  to  the  Agent  as
compensation for its services hereunder an agency fee (in cash or such other type of compensation as may be mutually agreed), in the amount (and on the dates) heretofore mutually agreed.

                  Section 2.12. Payments Generally. All payments under this Agreement or the Notes shall be made to the Agent in immediately available funds not later than 1:00 p.m. New York City time on the relevant dates specified in this Article 2, and each such payment made received by Agent after 1:00 p.m. shall be deemed to have been made on the next succeeding Banking Day. The
Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Section 11.16)). Borrower shall make all payments through its deposit account with Agent and Agent is hereby authorized to deduct all payments due hereunder from this account. Except as otherwise provided herein, if the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Provided the Agent receives payment in immediately available funds by 1:00 p.m. on a Banking Day, Agent shall remit the portion of such payment due to each of the Banks by wire transfer initiated prior to 3:00 p.m. on the same Banking Day. If payment is not received on a Banking Day or by 1:00 p.m., Agent shall remit the amount of such payment due to each of the Banks by wire transfer on the next Banking Day.

                  Any Bank to which payment is due may (but shall not be obligated to) debit the amount of any such payment which is not made by 4:00 p.m. on the first Banking Day after the due date to any ordinary deposit account of the Borrower with such Bank and any Bank so doing shall promptly notify the Agent.

                  Section 2.13. Late Payment Fees. (a) If Borrower fails to make any payment when due, Agent may, and at the request of the Required Banks shall, require the payment of a late charge to be assessed each day on the amount overdue based upon the following formulas:

                           (i)      For overdue interest:

                                    (Amount overdue) x 110% x (Prime Rate + 2%)
                                    -------------------------------------------
                                                       365

                           (ii)     For overdue principal:

                                    (Amount overdue) x 110% x (Prime Rate + 2%)
                                    -------------------------------------------
                                                       365

                           (b) Late  charges may be added to the amount owing on
any future payment, and such assessment and/or collection of late charges shall in no way impair the Banks' right to pursue any other rights or remedies they may have upon default.


                  ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.

                  Section 3.01. Additional Costs. (a) The Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Fixed Rate Loans under this Agreement or its Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01); or (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities). Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Bank requests compensation from the Borrower under this Section 3.01(a), or under Section 3.01(c), the Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted in accordance with Section 3.04.

                           (b)  Without  limiting  the  effect of the  foregoing
provisions of this Section 3.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type held by such Bank then outstanding shall be converted in accordance with Section 3.04).

                           (c)  Without  limiting  the  effect of the  foregoing
provisions of this Section 3.01 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 3.01(c) as promptly as practicable after it determines to request such compensation.

                           (d)  Determinations  and  allocations  by a Bank  for
purposes of this Section 3.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 3.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

                  Section 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if: (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Fixed Rate Loans as provided in this Agreement; or

                           (b) the Required Banks determine (which determination
shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 upon the basis of which the rate of interest for any type of Fixed Rate Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans;

then the Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.05.

                  Section 3.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to (a) honor its obligation to make or renew Eurodollar Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent) and such Bank's obligation to make or renew Eurodollar Loans and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such affected Loans and such Bank's outstanding Eurodollar Loans, as the case may be, shall be converted in accordance with
Section 3.04.

                  Section 3.04. Certain Conversions pursuant to Sections 3.01 and 3.03. If the Loans of any Bank of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") are to be converted pursuant to Section 3.01 or 3.03, such Bank's Affected Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 3.01(b) or 3.03, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 3.01 or 3.03 which gave rise to such conversion no longer exist:

                           (a) to the extent  that such  Bank's  Affected  Loans
have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans;

                           (b)  all  Loans  which  would  otherwise  be  made or
renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans; and

                  If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.01 or 3.03 which gave rise to the conversion of such Bank's Affected Loans pursuant to this Section 3.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

                  Section 3.05. Certain Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

                           (a) any payment, prepayment, conversion or renewal of
a Fixed Rate Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration, mandatory prepayment or otherwise); or

                           (b) any failure by the  Borrower  to borrow,  convert
into or renew a Fixed Rate Loan to be made, converted into or renewed by such Bank on the date specified therefor in the relevant notice under Section 2.04,
2.05 or 2.07, as the case may be.

                  Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this
Section 3.05 shall be conclusive absent manifest error.

                  Section 3.06. HLT Classification. If, after the date hereof, the Agent is advised by any Bank that such Bank has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank that the definition of highly leveraged transaction has been modified with the result that its Loans hereunder are classified as a "highly leveraged transaction" (an "HLT Classification") or if the Borrower takes any action which causes this transaction to be subject to HLT Classification, the Agent shall promptly give notice of such HLT Classification to the Borrower and the other Banks and the Agent. The Banks and the Borrower shall commence negotiations in good faith to agree on whether and, if so, the extent to which commitment fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrower and the Required Banks fail to agree on such increases within 10 days after notice is given by the Agent as provided above, then (i) the Agent, if requested by the Required Banks shall, by notice to the Borrower immediately terminate the Commitments, and (ii) the Borrower shall be obligated to prepay on the date of such termination of the Commitments each outstanding Loan by paying the aggregate principal amount to be prepaid together with all accrued interest thereon to the date of such prepayment; provided that, if the Borrower prepays any Fixed Rate Loans pursuant to this clause, the Borrower shall compensate the Banks for any resulting funding losses. The Banks acknowledge that a HLT Classification is not a Default or an Event of Default hereunder.


                         ARTICLE 4. COLLATERAL SECURITY.

                  Section 4.01. Security. As security for the payment of all Loans made hereunder and under The Credit Agreement - Revolving Credit Facility, and for the obligations of each Guarantor under its Guaranty, Borrower and the Guarantors hereby agree that the Banks shall at all times have, pursuant to a Security Agreement executed concurrently herewith in the form of Exhibit D, a continuing general security interest in all personal property of Borrower and each Guarantor as more fully described in the Security Agreement. In addition, as provided in the Security Agreement, the Banks shall at all times have a perfected first priority security interest in 100% of the stock of all Subsidiaries of Borrower, now owned or hereafter acquired.

                  Section 4.02. Setoff. As additional collateral security for the payment of the Notes and of any and all other obligations and liabilities of Borrower and each Guarantor to the Banks hereunder, whether due or to become due, direct or contingent, now existing or hereafter arising, and however created or acquired, the Banks shall at all times have and are hereby given a security interest in and a lien upon and right of offset against all moneys, deposit balances, securities or other property or interest therein of Borrower now or at any time after the date of this Loan Agreement held or received by or for or left and each Guarantor in the possession or control of any of the Banks, whether for safekeeping, custody, transmission, collection, pledge or for any other or different purpose. The foregoing right of setoff shall at all times be subject to the Banks' obligation to share payments as set forth in Section 11.17.

                  Section 4.03. Guaranties. Each Guarantor shall execute and deliver a Guaranty to each of the Banks, and a Security Agreement granting the Banks a security interest in all of the Guarantor's personal property as set forth in Section 4.01.

                        ARTICLE 5. CONDITIONS PRECEDENT.

                  Section   5.01.   Documentary   Conditions   Precedent.    The
obligations of the Banks to make the Loans are subject to the condition precedent that the Agent and the Banks shall have received on or before the date of such Loans each of the following, in form and substance satisfactory to the Agent, the Banks, and their counsel:

                           (a) the Notes duly executed by the Borrower;

                           (b) the  Authorization  Letter  duly  executed by the
Borrower;

                           (c)  the  Security  Agreements  and  UCC-1  Financing
Statements duly executed by the Borrower and each Guarantor;

                           (d) the Guaranty duly executed by the Guarantor;

                           (e) a  certificate  of  the  Secretary  or  Assistant
Secretary of the Borrower, dated the Closing Date, attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

                           (f) a  certificate  of  the  Secretary  or  Assistant
Secretary of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

                           (g) a certificate of a duly authorized officer of the
Borrower, dated the Closing Date, stating that the representations and warranties in Article 6 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                           (h) a favorable  opinion of counsel for the Borrower,
dated the Closing Date, in substantially the form of Exhibit E and as to such other matters as the Agent or any Bank may reasonably request;

                           (i) a  certificate  of  the  Secretary  or  Assistant
Secretary of each Guarantor, dated the Closing Date, attesting to all corporate action taken by the Guarantor, including resolutions of its Board of Directors and sole shareholder authorizing the execution, delivery and performance of the Facility Documents to which it is a party;

                           (j) a  certificate  of  the  Secretary  or  Assistant
Secretary of each Guarantor, dated the Closing Date, certifying the names and true signatures of the officers of each Guarantor, authorized to sign the Facility Documents to which it is a party;

                           (k) a favorable opinion of counsel for each Guarantor
dated the Closing Date, in substantially the form of Exhibit F and as to such other matters as the Agent or any Bank may reasonably request;

                           (l) a  certificate  of a duly  authorized  officer of
each Guarantor, dated the Closing Date, stating that the representations and warranties in the Facility Documents to which it is a party are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default, and

                           (m) Certificates  from the applicable  Secretaries of
State showing Borrower and each Guarantor to be corporations in good standing in the States of their incorporation.

                  Section 5.02. Additional Conditions Precedent. The obligations of the Banks to make any Loans shall be subject to the further conditions precedent that on the date of such Loans:

                           (a) the following statements shall be true:

                                    (i)  the   representations   and  warranties
         contained in Article 6 and in any other Facility Documents are true and correct on and as of the date of such Loans as though made on and as of such date; and

                                    (ii) no  Default  or  Event of  Default  has
         occurred and is continuing, or would result from such Loans.

                           (b) The  Banks  shall  have  reviewed,  and  shall be
satisfied with, the terms and conditions of, and the documentation relating to, the closing of the NDM Acquisition and the other transactions contemplated hereby. The Banks shall also have reviewed, and shall be satisfied with, the pro forma financial statements for the combined operations of Borrower and NDM, as of the closing of the NDM Acquisition.

                           (c) The  Banks  shall  have  reviewed,  and  shall be
satisfied with, the condition (financial and otherwise), operations, assets, liabilities and prospects of the Borrower, and its respective Subsidiaries, and of NDM.

                           (d) The  Banks  shall  have  reviewed,  and  shall be
satisfied with (i) the Borrower's tax assumptions, and (ii) the corporate, organizational, capital, and legal structure of the Borrower, NDM, and their respective Subsidiaries.

                           (e) The Banks shall be satisfied  that the borrowings
under this Agreement and other funding for the NDM Acquisition are in full compliance with all legal requirements, including without limitation Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and that the NDM Acquisition is in compliance with all applicable legal requirements including, if applicable, the Hart-Scott-Rodino Act, and all securities law requirements.

                           (f) The Banks shall be satisfied  that the  Borrower,
NDM, and their respective Subsidiaries comply in all material respects with all applicable U.S. federal, state and local laws and regulations, including all Environmental Laws.

                           (g) The  Banks  shall  have  reviewed,  and  shall be
satisfied with an environmental risk assessment (including the potential levels of environmental liability set forth therein) with respect to NDM and its Subsidiaries.

                           (h) The  Banks  shall  have  reviewed,  and  shall be
satisfied with, the insurance program of the Borrower, NDM, and their respective Subsidiaries.

                           (i) The  Banks  shall  have  reviewed,  and  shall be
satisfied with, all financial information concerning the NDM Acquisition furnished to Borrower pursuant to the agreements memorializing the NDM Acquisition.

                           (j) The  Banks  shall  have  reviewed,  and  shall be
satisfied with, information concerning any litigation relating to or arising out of the NDM Acquisition or any of the other transactions contemplated by this Agreement.

                           (k)  the  Agent  shall  have   received   such  other
approvals, opinions or documents as the Agent or any Bank may reasonably request.

                           (l) Guaranties to each Bank for each Subsidiary shall
be in full force and effect and unrevoked.

                           (m) The  Security  Agreements  of  Borrower  and each
Guarantor, and all other Facility Documents, shall be in full force and effect.

                  Section 5.03. Closing of the NDM Acquisition. The obligations of the Banks to make any Loans hereunder shall be subject to the further condition precedent that all conditions to the NDM Acquisition set forth in
Article 8 of the Asset Purchase Agreement shall have been satisfied and all deliveries and payments to take place at the closing as specified in the Asset Purchase Agreement shall have taken place except for the delivery of funds to be provided by the Banks pursuant to this Agreement and the commitments; and (b) NDM, Inc. shall have executed and delivered its Guaranty, Security Agreement, and related documents effective as of the closing of the NDM Acquisition. The fulfillment of these conditions precedent shall be demonstrated to the satisfaction of Agent, the Banks and their Counsel, and Agent and the Banks shall be entitled to receive such confirming certificates, legal opinions, and documents as Agent or any Bank may reasonably request.

                  Section 5.04. Deemed Representations. The notice of borrowing hereunder and acceptance by the Borrower of the proceeds of such borrowing shall constitute a representation and warranty by Borrower that the statements contained in Sections 5.02(a) and 5.03 are true and correct both on the date of such notice and, unless the Borrower otherwise notifies the Agent prior to such borrowing, as of the date of such borrowing.


                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants that:

                  Section 6.01. Incorporation, Good Standing and Due Qualification. Each of the Borrower and its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

                  Section 6.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  Section 6.03. Legally Enforceable Agreements. Each Facility Document to which the Borrower is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  Section 6.04. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or any such Subsidiary or of the ability of the Borrower to perform its obligations under the Facility Documents to which it is a party.

                  Section 6.05. Financial Statements. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 30, 1994, and the related consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated
Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, of Price Waterhouse LLP, independent certified public accountants, copies of which have been furnished to each of the Banks, are complete and correct and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to adjustments under Financial Accounting Standards 106 and 109). There are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 30, 1994. No information, exhibit or report furnished by the Borrower to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since December 30, 1994, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower or any of its Subsidiaries.

                  Section 6.06. Ownership and Liens. Each of the Borrower and its Consolidated Subsidiaries has good, clear and marketable title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 6.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder. Upon consummation of the NDM Acquisition in accordance with the Asset Purchase Agreement, NDM, Inc. will acquire good, clear and marketable title to the assets to be acquired from NDM.

                  Section 6.07. Taxes. Each of the Borrower and its Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties. The federal income tax liability of the Borrower and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended in 1990.

                  Section 6.08. ERISA. Each Plan, and, to the best knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which the Borrower would be under an obligation to furnish a report to the Bank in accordance with Section 7.08(h) hereof. The funded status of each Plan is as set forth in Schedule IV.

                  Section 6.09. Subsidiaries and Ownership of Stock. Schedule I is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens.

                  Section 6.10. Credit Arrangements. Schedule II is a complete and correct list of all credit agreements, indentures, installment purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                  Section 6.11. Operation of Business. Each of the Borrower and its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.

                  Section 6.12. Hazardous Materials. The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of the Borrower and its Consolidated Subsidiaries. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of the Borrower and its Consolidated Subsidiaries.

                  In addition, except as set forth in Schedule III hereto:

                           (a) No  notice,  notification,  demand,  request  for
information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. ss. 9601(22) ("Release"), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Borrower or any of its Subsidiaries.

                           (b) Neither the Borrower nor any of its  Subsidiaries
has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries to an extent that it has, or may reasonably be expected to have, a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Borrower and its Consolidated Subsidiaries; and

                                    (i) no  polychlorinated  biphenyl  is or has
         been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                                    (ii) no asbestos  is or has been  present at
         any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                                    (iii) there are no underground storage tanks
         for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Borrower or any of its Subsidiaries; and

                                    (iv)  no  Hazardous   Materials   have  been
         Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries.

                           (c) Neither the Borrower nor any of its  Subsidiaries
has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System as provided by 40 C.F.R. ss. 300.5 ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                           (d) No Hazardous  Material  generated by the Borrower
or any of its Subsidiaries has been recycled, treated, stored, disposed of or released (as defined in CERCLA) by the Borrower or any of its Subsidiaries at any location other than those listed in Schedule III hereto.

                           (e) No oral or written notification of a Release of a
Hazardous material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                           (f) There are no Liens  arising  under or pursuant to
any Environmental Laws on any of the real property or properties owned or leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                           (g) There have been no environmental  investigations,
studies, audits, test, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have not been made available to the Banks.

                  Section 6.13. No Default on Outstanding Judgments or Orders. Each of the Borrower and its Subsidiaries has satisfied all judgments and neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  Section 6.14. No Defaults on Other Agreements. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower or any of its Subsidiaries, or the ability of the Borrower or any of its Subsidiaries to carry out its obligations under the Facility Documents to which it is a party. Neither the Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

                  Section 6.15. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Borrower or such Subsidiary.

                  Section 6.16. Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

                  Section 6.17. Partnerships. Neither the Borrower nor any of its Subsidiaries is a partner in any partnership.

                  Section 6.18. No Forfeiture. Neither the Borrower nor any of its Subsidiaries or Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

                  Section 6.19.  Solvency.

                           (a) The present fair saleable  value of the assets of
the Borrower and each Subsidiary, respectively, after giving effect to all the transactions contemplated by the Facility Documents and the funding of all Commitments hereunder, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its Subsidiaries as they mature.

                           (b) The respective  property of the Borrower and each
Subsidiary does not constitute unreasonably small capital for the Borrower or any Subsidiary to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Borrower or its Subsidiaries.

                           (c) Neither  Borrower nor any Subsidiary  intends to,
nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and each Subsidiary, and of amounts to be payable on or in respect of debt of the Borrower and each Subsidiary). The cash available to the Borrower and its Subsidiaries, after taking into account all other anticipated uses of the cash of the Borrower and its Subsidiaries, is anticipated to be sufficient to pay all such amounts on or in respect of debt of the Borrower and its Subsidiaries when such amounts are required to be paid.

                           (d)  The   Borrower   does  not  believe  that  final
judgments against it or any Subsidiary in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower and its Subsidiaries will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to the Borrower and its Subsidiaries after taking into account all other anticipated uses of the cash of the Borrower and its Subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section 6.19), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

                  Section 6.20. Integrated Group. Borrower and its Subsidiaries function as an integrated group and Borrower and each Subsidiary will derive benefits, directly and indirectly, from the Loans, both in their separate capacity and as members of the integrated group, because the successful operation of Borrower and its Subsidiaries is dependant upon the continued successful operation and functions of Borrower and each Subsidiary and of the integrated group as a whole. All Loans will be made to and through Borrower, but it is agreed that each Subsidiary will benefit from the Loans along with Borrower as members of the integrated and consolidated group.


                        ARTICLE 7. AFFIRMATIVE COVENANTS.

                  So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall:

                  Section 7.01. Maintenance of Existence. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

                  Section 7.02. Conduct of Business. Continue, and cause each of its Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

                  Section 7.03. Maintenance of Properties. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties, (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  Section 7.04. Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Subsidiaries.

                  Section 7.05. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

                  Section 7.06. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders (including, but not limited to, environmental laws, rules, regulations, and orders), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

                  Section 7.07. Right of Inspection. At any reasonable time and from time to time, permit the Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

                  Section 7.08. Reporting Requirements. Furnish directly to each of the Banks:

                           (a) as soon as  available  and in any event within 90
days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an opinion thereon acceptable to the Agent and each of the Banks by Price Waterhouse LLP or other independent accountants of national standing selected by the Borrower;

                           (b) as soon as  available  and in any event within 45
days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and a consolidated and consolidating income statement and statements of cash flows and changes in stockholders' equity, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the chief financial officer of the Borrower (subject to year-end adjustments);

                           (c)  promptly  upon  receipt  thereof,  copies of any
reports submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrower or any such Subsidiary made by such accountants;

                           (d) simultaneously with the delivery of the financial
statements referred to above, a certificate of the chief financial officer of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 9;

                           (e)  simultaneously  with the  delivery of the annual
financial statements referred to in Section 7.08(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

                           (f) promptly after the commencement  thereof,  notice
of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

                           (g) as soon as  possible  and in any event  within 10
days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                           (h) as soon as possible,  and in any event within ten
days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                                    (i) any  reportable  event,  as  defined  in
         Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

                                    (ii) the distribution  under Section 4041 of
         ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                                    (iii) the institution by PBGC of proceedings
         under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                                    (iv) the complete or partial withdrawal from
         a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                                    (v) the  institution  of a  proceeding  by a
         fiduciary or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                                    (vi) the  adoption  of an  amendment  to any
         Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                                    (vii) any event or circumstance exists which
         may reasonably be expected to constitute grounds for the Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

                                    (viii) the Unfunded  Benefit  Liabilities of
         one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrower and its Subsidiaries, on a consolidated basis; provided, however, that such increase shall not be deemed to be material so long as it does not exceed $300,000 during any consecutive one year period.

                           (i) promptly after the request of any Bank, copies of
each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or an ERISA Affiliate;

                           (j) promptly after the furnishing thereof,  copies of
any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section 7.08;

                           (k)  promptly  after the  sending or filing  thereof,
copies of all proxy statements, financial statements and reports which the Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                           (l)  promptly  after  the  commencement   thereof  or
promptly after the Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

                           (m) a quarterly report from Borrower's  environmental
counsel on the status of environmental matters relating to Birtcher; and

                           (n) such other  information  respecting the condition
or  operations,   financial  or  otherwise,  of  the  Borrower  or  any  of  its
Subsidiaries as the Agent or any Bank may from time to time reasonably request.

                  Section 7.09. Guaranties. Cause any subsidiary hereafter created or acquired to execute and deliver a Guaranty.


                         ARTICLE 8. NEGATIVE COVENANTS.

                  So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall not:

                  Section 8.01. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt except:

                           (a) Debt of the Borrower  under this Agreement or the
Notes, or under the Credit Agreement-Revolving Credit Facility and Notes issued pursuant thereto;

                           (b)  Debt   described  in  Schedule   II,   including
renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase;

                           (c)  Debt  of  the  Borrower  subordinated  on  terms
satisfactory to the Banks to the Borrower's obligations under this Agreement and the Notes;

                           (d) Debt of the Borrower to any such Subsidiary or of
any Subsidiary to the Borrower or another such Subsidiary;

                           (e) accounts  payable to trade creditors for goods or
services which are not aged more than 180 days from billing date and current operating liabilities (other than for borrowed money) which are not more than 180 days past due, in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings;

                           (f) Debt in respect  of  letters of credit  issued by
Chase for the account of the Borrower or any such Subsidiary in an aggregate face amount outstanding at any time of up to $100,000;

                           (g)  Debt  of the  Borrower  or any  such  Subsidiary
secured by purchase money Liens permitted by Section 8.03;

                           (h) Hedge  Exposure under Hedge  Agreements  with any
counterparty that was a Bank at the time it entered the Hedge Agreement, provided that Borrower and its Subsidiaries shall not enter into Hedge Agreements with any third party other than a Bank and that their maximum, aggregate Hedge Exposure shall not exceed $2,000,000 at any time; or

                           (i)  A  lease  from  the  Oneida  County   Industrial
Development Agency of the former Carl's Drug Company property, located at 5836 Success Drive, West Rome Industrial Park, Rome, New York (the "Rome Property") at a nominal annual rental, which lease will be accounted for as a Capital Lease, together with governmental financing of up to $1,100,000 for acquisition and improvement expenditures for the Rome Property.

                  Section 8.02. Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, asset, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person other than Borrower or a Subsidiary, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  Section 8.03. Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                           (a) Liens in favor of Agent and/or the Banks securing
the Loans hereunder;

                           (b)  Liens  for   taxes  or   assessments   or  other
government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                           (c)  Liens  imposed  by  law,  such  as   mechanic's,
materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                           (d) Liens under workmen's compensation,  unemployment
insurance, social security or similar legislation (other than ERISA);

                           (e)  Liens,   deposits   or  pledges  to  secure  the
performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                           (f)  judgment  and other  similar  Liens  arising  in
connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                           (g) easements, rights-of-way,  restrictions and other
similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                           (h) Liens securing obligations of a Subsidiary to the
Borrower or another Subsidiary;

                           (i)  Liens   described   in  Schedule  II   including
renewals, extensions or refinancings of the obligations secured thereby, provided that the principal amount does not increase and the Liens are not extended to other property or obligations;

                           (j) Liens securing Borrower's obligations relating to
letters of credit permitted under Section 8.01(f) or Hedge Agreements permitted under Section 8.01(h).

                           (k) purchase  money Liens on any  property  hereafter
acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

                                    (i)  any  property  subject  to  any  of the
         foregoing is acquired by the Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

                                    (ii) the  obligation  secured by any Lien so
         created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Subsidiary acquiring the same;

                                    (iii)  each such Lien shall  attach  only to
         the property so acquired and fixed improvements thereon;

                                    (iv) the  Debt  secured  by all  such  Liens
         shall not exceed $200,000 at any time outstanding in the aggregate; and

                                    (v) the obligations secured by such Lien are
         permitted by the provisions of Section 8.01 and the related expenditure is permitted under Section 9.03.

                  Section 8.04. Leases. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement and any extensions or renewals thereof; (b) leases (other than Capital Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $1,000,000; (c) leases between the Borrower and any such Subsidiary or between any such Subsidiaries; and (d) Capital Leases permitted by Section 8.03 and (e) a lease with The Oneida County Industrial Development Agency of the Rome Property. Payments under existing Birtcher leases (and renewals of same) for premises located at 50 Technology Drive and 15330 Barranca Parkway, Irvine, California shall be disregarded in calculating Borrower's compliance with the limitations set forth in subsection 8.04(b).

                  Section 8.05. Loans; Investments. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except: (a) a subsidiary; (b) direct obligations of the United States of America or any agency thereof with maturities of five years or less from the date of acquisition; (c) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (d) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $750,000,000; (e) bank repurchase agreements of 30 days or less duration backed by direct obligations of the United States of America or any agencies thereof; or (f) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary.

                  Section 8.06. Dividends. Without the consent of the Banks, declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another such Subsidiary, except that: (a) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower; (b) the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; and (c) a subsidiary may pay dividends and make other distributions to Borrower.

                  Section 8.07. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests); except: (a) for inventory disposed of in the ordinary course of business; (b) for the sale or other disposition of assets no longer used or useful in the conduct of its business;
(c) that Borrower may convey the Rome Property to the Oneida County Industrial Development Agency, which property will be leased back to Borrower as permitted under Section 8.04(d) of this Agreement; (d) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower; and (e) that Borrower may sell, lease, assign or otherwise transfer assets to any Subsidiary so long as a Guaranty is in full force and effect for such Subsidiary.

                  Section 8.08. Stock of Subsidiaries, Etc. Sell or otherwise dispose of any shares of capital stock of any of its Subsidiaries, except in connection with a transaction permitted under Section 8.10, or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

                  Section 8.09. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  Section 8.10. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so except that:
(a) any such Subsidiary may merge into or transfer  assets to the Borrower;  and
(b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

                  Section 8.11. Acquisitions. Enter into any transaction (other than the NDM Acquisition) pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than the Borrower or any corporation which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of the Borrower, or causes any such corporation to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation.

                  Section 8.12. No Activities Leading to Forfeiture. Neither the Borrower nor any of its Subsidiaries or Affiliates shall engage in or propose to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding.

                  Section 8.13. New Businesses. Engage in, or permit any Subsidiary to engage in, any business other than those presently conducted.

                  Section 8.14. Negative Pledge. Neither the Borrower nor any of its Subsidiaries shall cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any real property now or hereafter owned by Borrower or such Subsidiary to be subject to any lien, mortgage or encumbrance. Neither Borrower not any Subsidiary shall cause or permit, or agree to cause or permit in the future, said real property to be sold, conveyed or otherwise alienated.

                         ARTICLE 9. FINANCIAL COVENANTS.

                  So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement:

                  Section 9.01. Minimum Working Capital. The Borrower shall maintain at all times an excess of Consolidated Current Assets over Consolidated Current Liabilities of not less than the amounts listed on the following table for the periods stated therein. For purposes of Sections 9.01 and 9.04 only, Loans under the Credit Agreement-Revolving Credit Facility shall not be considered as Current Liabilities.

----------------------- ---------------- --------------- --------------- ----------------- --------------------
                        Fiscal           Fiscal          Fiscal          Fiscal            Fiscal
                        Year             Year            Year            Year              Year
                        1996             1997            1998            1999               2000
----------------------- ---------------- --------------- --------------- ----------------- --------------------
1st Quarter             $30,000M         $42,000M        $52,000M        $61,000M           $66,000M
----------------------- ---------------- --------------- --------------- ----------------- --------------------
2nd Quarter              30,000M          44,000M         54,000M         62,000M            67,000M
----------------------- ---------------- --------------- --------------- ----------------- --------------------
3rd Quarter              30,000M          46,000M         56,000M         63,000M            68,000M
----------------------- ---------------- --------------- --------------- ----------------- --------------------
4th Quarter              40,000M          50,000M         60,000M         65,000M            70,000M
----------------------- ---------------- --------------- --------------- ----------------- --------------------

                  Section 9.02. Minimum Net Worth. The Borrower shall maintain at all times a Consolidated Net Worth of not less than the amounts listed on the following table for the periods stated therein.

------------------------- ---------------- -------------- ------------------ ----------------- --------------------
                          Fiscal           Fiscal         Fiscal             Fiscal            Fiscal
                          Year             Year           Year               Year              Year
                          1996             1997           1998               1999              2000
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
1st Quarter               $72,000M         $85,000M       $105,000M          $125,000M         $145,000M
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
2nd Quarter               75,000M           89,000M         110,000M           130,000M         150,000M
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
3rd Quarter               78,000M           93,000M         115,000M           135,000M         155,000M
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
4th Quarter               81,000M          100,000M         120,000M           140,000M         160,000M
------------------------- ---------------- -------------- ------------------ ----------------- --------------------

                  Section 9.03. Leverage Ratio. The Borrower shall maintain at all times a ratio of Consolidated Total Liabilities to Consolidated Net Worth of not greater than the amounts listed on the following table for the periods stated therein.

------------------------- ---------------- -------------- ------------------ ----------------- --------------------
                              Fiscal          Fiscal           Fiscal             Fiscal             Fiscal
                               Year            Year             Year               Year               Year
                               1996            1997             1998               1999               2000
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      1st Quarter            1.20:1.00       0.85:1.00        0.60:1:00         0.40:1.00           0.40:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      2nd Quarter            1.05:1.00       0.75:1.00        0.55:1.00         0.40:1.00           0.40:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      3rd Quarter            0.95:1.00       0.65:1.00        0.50:1.00         0.40:1.00           0.40:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      4th Quarter            0.85:1.00       0.60:1.00        0.40:1.00         0.40:1.00           0.40:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------

                  Section 9.04. Cash Flow Coverage Ratio. The Borrower shall maintain at all times a Cash Flow Coverage Ratio of not less than the amounts listed on the following table for the periods listed therein:

------------------------- ---------------- -------------- ------------------ ----------------- --------------------
                              Fiscal          Fiscal           Fiscal             Fiscal             Fiscal
                               Year            Year             Year               Year               Year
                               1996            1997             1998               1999               2000
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      1st Quarter            0.95:1.00       1.05:1.00        1.25:1:00         1.25:1.00           1.25:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      2nd Quarter            1.00:1.00       1.15:1.00        1.25:1.00         1.25:1.00           1.25:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      3rd Quarter            1.00:1.00       1.20:1.00        1.25:1.00         1.25:1.00           1.25:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      4th Quarter            1.05:1.00       1.25:1.00        1.25:1.00         1.25:1.00           1.25:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------

         Section 9.05.  Limitations on Debt.

                           (a) The Borrower  shall maintain at all times a ratio
of Total Funded Debt to Cash Flow of not more than 4.5:1.0.

                           (b) The Borrower  shall maintain at all times a ratio
of Total Funded Debt to Total Funded Debt plus Consolidated Net Worth of not more than the amounts listed on the following table for the periods stated therein:

------------------------- ---------------- -------------- ------------------ ----------------- --------------------
                              Fiscal          Fiscal           Fiscal             Fiscal             Fiscal
                               Year            Year             Year               Year               Year
                               1996            1997             1998               1999               2000
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      1st Quarter            0.51:1.00       0.42:1.00        0.32:1:00         0.25:1.00           0.25:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      2nd Quarter            0.49:1.00       0.40:1.00        0.30:1.00         0.25:1.00           0.25:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      3rd Quarter            0.47:1.00       0.38:1.00        0.28:1.00         0.25:1.00           0.25:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------
      4th Quarter            0.45:1.00       0.35:1.00        0.25:1.00         0.25:1.00           0.25:1.00
------------------------- ---------------- -------------- ------------------ ----------------- --------------------

                         ARTICLE 10. EVENTS OF DEFAULT.

                  Section 10.01. Events of Default. Any of the following events shall be an "Event of Default":

                           (a) the Borrower shall: (i) fail to pay the principal
of any Note under this Agreement or with respect to the Revolving Credit Facility Loans as and when due and payable; or (ii) fail to pay interest on any Note under this Agreement or with respect to the Revolving Credit Facility Loans or any fee or other amount due hereunder as and when due and payable;

                           (b) any  representation  or  warranty  made or deemed
made by the Borrower in this Agreement or in any other Facility Document or by any Guarantor in any Facility Document to which it is a party or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                           (c)  the  Borrower  shall:  (i)  fail to  perform  or
observe any term, covenant or agreement contained in Section 2.03 or Articles 7, 8 or 9 or elsewhere in this Agreement; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 10.01) in any Facility Document and such failure shall continue for 30 consecutive days;

                           (d)  the  Borrower,  any  Guarantor  or any of  their
respective Subsidiaries shall: (i) fail to pay any indebtedness, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of the Borrower, such Guarantor or such Subsidiary, as the case may be, or any interest or premium thereon, within 180 days of billing date in the case of trade accounts payable, 180 days from the due date in the case of other operating liabilities (other than for borrowed money), and within thirty days of the date when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) for all other Debt; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                           (e)  the  Borrower,  any  Guarantor  or any of  their
respective Subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or
(ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, and which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 8.03 (b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

                           (f) one or more judgments,  decrees or orders for the
payment of money in excess of $100,000 in the aggregate shall be rendered against the Borrower, any Guarantor or any of their respective Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

                           (g) any event or condition  shall occur or exist with
respect to any Plan or Multiemployer Plan concerning which the Borrower is under an obligation to furnish a report to the Bank in accordance with Section 7.08(h) hereof and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the opinion of the Bank is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Borrower and its Subsidiaries, on a consolidated basis; provided, however, that any such amount shall not be deemed to be material so long as all such amounts do not exceed in the aggregate during any consecutive one year period $500,000;

                           (h) The Unfunded  Benefit  Liabilities of one or more
Plans have increased after the date of this Agreement in an amount which is material (as specified in Section 10.01(g) hereof);

                           (i) (i) any Person or two or more  Persons  acting in
concert shall have acquired beneficial ownership (within the meaning of Rules 13d-3 of the Securities and Exchange commission under the Securities Exchange Act of 1934) of 5% or more of the outstanding shares of voting stock of the Borrower unless such persons are qualified to file SEC Schedule 12G under SEC Rules 13d-1(b)(1) and 13d-2(b); or (ii) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower cease for any reason to constitute a majority of the board of directors of the Borrower unless such persons are replaced as directors by persons nominated by the then current board of directors;

                           (j) (A) any  Forfeiture  Proceeding  shall  have been
commenced or the Borrower shall have given any Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 7.08(l) or (B) any Bank has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced;

                           (k)  any  Guaranty   shall  at  any  time  after  its
execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor, or the Guarantor shall revoke or terminate its Guaranty with respect to future advances, deny it has any further liability or obligation thereunder, or shall fail to perform its obligations thereunder; or

                           (l) any  loss  contingency  for  costs  and  expenses
relating to environmental remediation becomes accruable as a liability on the financial statements of Borrower under Financial Accounting Standards Board Standard No. 5, and such liability exceeds either $5,000,000 in the aggregate, regardless of when due and payable, or $750,000 if payable within one year.

                           (m) an Event of Default shall occur and be continuing
under the Credit Agreement - Revolving Credit Facility, or any Facility Document (as defined therein) relating thereto.

                  Section 10.02. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, by notice to the Borrower, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 10.01(e) or Section 10.01(j)(A) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. Further, Agent, acting on behalf of the Banks, and with the consent or direction of the Required Banks, may then exercise any and all rights and remedies available under the Facility Documents or at law or in equity.


           ARTICLE 11. THE AGENT; RELATIONS AMONG BANKS AND BORROWER.

                  Section 11.01. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 11.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys- in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

                  Section 11.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

                  Section 11.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to
Section 11.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

                  Section 11.04. Rights of Agent as a Bank. With respect to its Commitment and the Loan made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Banks.

                  Section 11.05. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 12.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 12.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  Section 11.06. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

                  Section 11.07. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

                  Section 11.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  Section 11.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent from among the Banks. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank with capital and surplus in excess of $750,000,000 and which has an office in New York, New York. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                  Section 11.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

                  Section 11.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

                  Section 11.12. Transfer of Agency Function. Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Banks thereof.

                  Section 11.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

                  Section 11.14. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent (and shall update, as required), Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

                  Section 11.15. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                  Section 11.16. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each borrowing under Section 2.04 shall be made from the Banks, pro rata according to the amounts of their respective Commitments; (b) each conversion under Section 2.05 of Loans of a particular type (but not conversions provided for by Section 3.04), shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans by such Banks; and (c) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks.

                  Section 11.17. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including any sale, collection or liquidation of Collateral or any payment obtained from or charged against any Guarantor), it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans, on the Revolving Credit Loans, and on other Debt to any of the Banks permitted under Section 8.01(b), held by each of them prior to such action. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

                  Section 11.18. Hedge Agreements; Notices and Limitations. Any Bank that enters into a Hedge Agreement with Borrower or a Subsidiary shall promptly notify Agent to that effect, which notice shall also specify the dollar amount of Hedge Exposure under the Hedge Agreement. Agent shall thereupon furnish a copy of such notice to the other Banks. Notwithstanding anything to the contrary contained in this Agreement or in any Facility Document, upon a liquidation of collateral following an Event of Default, any Bank (or former
Bank) that is party to a Hedge Agreement shall, with respect to such Hedge Agreement, share in Collateral only to the extent of the lesser of its actual loss under the Hedge Agreement or the amount of Hedge Exposure specified in its notice to Agent under this Section.

                           ARTICLE 12. MISCELLANEOUS.

                  Section 12.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or the Facility Documents may be amended or modified only by an instrument in writing signed by the Borrower, the Agent, and the Required Banks, or by the Borrower and the Agent acting with the consent of the Required Banks and any provision of this Agreement or the Facility Documents may be waived by only an instrument in writing signed by the Agent and the Required Banks or by the Agent acting with the consent of the Required Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal, interest or fees on any Loan, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) release any Guarantor from any of its obligations under its Guaranty or, except as otherwise provided in the Credit Agreements or the Facility Documents, release the rights of the Banks in any Collateral; (e) alter the terms of this Section 12.01, (f) amend the definition of the term "Required Banks" or (g) waive any of the conditions precedent set forth in Article 5 hereof and provided, further, that any amendment of Article 11 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 12.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

                  Section 12.03. Expenses. The Borrower shall reimburse the Agent and the Banks on demand for all costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Agent and each Bank and costs allocated by their respective internal legal departments) incurred by the Agent or the Banks in connection with the preparation, performance, or enforcement of this Agreement or the Notes; provided, however, that the Borrower shall only reimburse each Bank other than the Agent for a maximum of $1,000.00 in fees, charges and/or costs of external or internal legal counsel in connection with the preparation of this Agreement, the Facility Documents hereunder, the Credit Agreement - Revolving Credit Facility, and the Facility Documents thereunder. The Borrower agrees to indemnify the Agent and each Bank and their affiliates, and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the negligence or willful misconduct of the Person to be indemnified).

                  Section 12.04. Survival. The obligations of the Borrower under Sections 3.01, 3.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments.

                  Section 12.05. Assignment; Participations. (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. Each Bank may assign, or sell participations in, all or any part of the Loan to another bank or other entity, in which event (i) in the case of an assignment, upon notice thereof by the Bank to the Borrower with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under Article 3 shall be determined as if such Bank had not sold such participation. The agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal, interest or fees on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder, (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank, or (iv) the extension of the Final Maturity Date. Such Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. In connection with any assignment pursuant to this paragraph (a), the assigning Bank shall pay the Agent an administrative fee for processing such assignment in the amount of $2,500.

                           (b) In addition to the assignments and participations
permitted under paragraph (a) above, any Bank may assign and pledge all or any portion of its Loans and Note to (i) any affiliate of such Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

                  Section 12.06. Notices. Except as otherwise provided in this Agreement, notices may be given by telecopy, overnight courier, or by regular mail, telecopied or addressed to the intended recipient at its telecopy number or address listed on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; (b) if given by telecopy, when the telecopy is transmitted to the applicable telecopy number; and (c) if sent by overnight courier, upon delivery; provided, however, that notices to the Agent and the Banks shall be effective upon receipt. A party may change its telecopy number or address for receipt of notices by written notice given in accordance with this paragraph.

                  Section 12.07. JURISDICTION; IMMUNITIES; WAIVER OF RIGHT TO JURY TRIAL. (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN ONONDAGA OR ONEIDA COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR ANY OTHER FACILITY DOCUMENT, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 12.07 BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER AND THE BANKS FURTHER AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN ONONDAGA COUNTY. THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

                           (b) Nothing in this  Section  12.07 shall  affect the
right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

                           (c) To the extent that the  Borrower has or hereafter
may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

                  Section 12.08. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

                  Section 12.09. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  Section 12.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                  Section 12.11. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

                  Section 12.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  Section 12.13. Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Banks is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit G hereto; provided, further, that, unless specifically prohibited by applicable law or court order, each Bank shall, prior to disclosure thereof, endeavor to notify the Borrower of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (y) pursuant to legal process; and provided finally that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Borrower. The obligations of each Bank under this Section 12.13 shall supersede and replace the obligations of such Bank under the confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof.

                  Section 12.14. Treatment of Certain Information.  The Borrower
(a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that any information delivered to each Bank or to its subsidiaries or affiliates regarding the Borrower may be shared among the Bank and such subsidiaries and affiliates. This
Section 12.14 shall survive the repayment of the loans and the termination of the Commitments.

                  Section 12.15. Incorporation By Reference; Conflicts. The rights and remedies of Agent and the Banks under the other Facility Documents are incorporated herein by reference and the rights and remedies of the Agent and the Banks under this Agreement, and all of the terms of this Agreement, are likewise incorporated in the other Facility Documents by reference. In the case of any conflict between the terms of this Agreement and the terms of any other Facility Document, the terms of this Agreement shall govern.

                  Section 12.16. Cooperation and Further Assurances. At all times until the Loans are repaid in full, the Borrower shall, and shall cause its Subsidiaries to, cooperate with the Agent and the Banks to effectuate the intent and purposes of the Facility Documents. Without limiting the foregoing, Borrower agrees to execute and deliver any financing statements or other instruments and do such other acts and things, as Agent may reasonably deem necessary or advisable to perfect all security interests under the Facility Documents and to otherwise effectuate the intent and purposes of this Agreement, and shall cause its Subsidiaries to do likewise.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   CONMED CORPORATION

                                   By:___________________________
                                   Name: Joseph J. Corasanti
                                   Title:  Vice President

                                   Address for Notices:

                                   CONMED CORPORATION
                                   310 Broad Street
                                   Utica, New York  13501
                                   Attn:  Eugene R. Corasanti,
                                            President
                                   Telecopy: (315) 797-0321


                                   AGENT:

                                   THE CHASE MANHATTAN BANK
                                   (NATIONAL ASSOCIATION)


                                   By:___________________________
                                   Name: Frederick K. Miller
                                   Title:  Vice President

                                   Address for Notices:

                                   THE CHASE MANHATTAN BANK, N.A.
                                   P.O. Box 4911
                                   One Lincoln Center
                                   Syracuse, New York  13202
                                   Attn:  Frederick K. Miller
                                   Telecopy: (315) 424-2933

                                   BANKS:

                                   THE CHASE MANHATTAN BANK
                                   (NATIONAL ASSOCIATION)


                                   By:___________________________
                                   Name:  Frederick K. Miller
                                   Title:    Vice President



                                   Lending Office and Address for
                                   Notices:
                                   One Lincoln Center
                                   Syracuse, New York  13202
                                   Attn:  Frederick K. Miller
                                   Telecopy:  (315) 424-2933


                                   FLEET BANK


                                   By:___________________________
                                   Name:  Bruce W. Goodnough
                                   Title:    Vice President

                                   Lending Office and Address for
                                   Notices:
                                   One Clinton Square
                                   Syracuse, New York 13221
                                   Attn:  Bruce W. Goodnough
                                   Telecopy:  (315) 426-4375

                                   NATWEST BANK N.A.


                                   By:___________________________
                                   Name:  Cameron Gateman
                                   Title:    Vice President

                                   Lending Office and Address for
                                   Notices:
                                   175 Water Street
                                   New York, New York 10038
                                   Telecopy:  (212) 602-2671

                                   CREDIT LYONNAIS CAYMAN
                                   ISLAND BRANCH


                                   By:___________________________
                                   Name:
                                   Title:  Authorized Signature

                                   Lending Office and Address for
                                   Notices:
                                   c/o Credit Lyonnais
                                   1301 Avenue of The Americas
                                   New York, New York 10019-6022
                                   Telecopy: (212) 261-3440

                                    EXHIBIT A

                                 PROMISSORY NOTE


$[Commitment of Bank X]    December ____, 1995


                  CONMED CORPORATION (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of [BANK X] (the "Bank") at the principal office of The Chase Manhattan Bank, N.A., at One Lincoln Center, Syracuse, New York 13202 (the "Agent"), for the account of the appropriate Lending Office of the Bank, the principal sum of ($[Commitment amount of Bank X]), in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

                  The date and amount of each type of Loan made by the Bank to the Borrower under the Credit Agreement referred below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

                  This is one of the Notes referred to in that certain Credit Agreement-Term Loan Facility (as amended from time to time the "Credit Agreement") dated as of December ____, 1995 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Loan made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

                  The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

                  This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                         CONMED CORPORATION


                                         By:___________________________
                                         Name:
                                         Title:

                  Amount            Amount of           Balance         Notation
Date              of Loan            Payment          Outstanding          By

                                    EXHIBIT B


                                                     __________________, 19__



The Chase Manhattan Bank, N.A.
One Lincoln Center
Syracuse, New York  13202
Attn:  Frederick K. Miller

                           Re: Credit Agreement - Term Loan Facility dated as of
                               December ___, 1995 (the "Credit Agreement") among CONMED CORPORATION, the Banks named therein, and The Chase Manhattan Bank, N.A., as Agent for said Banks

Ladies and Gentlemen:

                  In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

                  NAME (Typewritten)

                  _________________________________

                  _________________________________

                  _________________________________

                  Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telecopy or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

                  You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

                  Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

                  We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

                                               Very truly yours,

                                               CONMED CORPORATION



                                               By:___________________________
                                               Name:
                                               Title:

                                    EXHIBIT C

                                    GUARANTY

                                   [Attached]

                                    EXHIBIT D

                               SECURITY AGREEMENT

                                   [Attached]

                                    EXHIBIT E

                     (Letterhead of counsel to the Borrower)


                                 [Closing Date]

The Chase Manhattan Bank, N.A.
One Lincoln Center
Syracuse, New York  13202

Fleet Bank
One Clinton Square
Syracuse, New York 13221

NatWest Bank N.A.
175 Water Street
New York, New York 10038

Credit Lyonnais Cayman Island Branch
c/o Credit Lyonnais
1301 Avenue of The Americas
New York, New York 10019-6022

Ladies and Gentlemen:

                  We have acted as counsel to CONMED CORPORATION (the "Borrower") in connection with the execution and delivery of that certain Credit Agreement-Term Loan Facility (the "Credit Agreement") dated as of December ___, 1995 among the Borrower, the Banks signatory thereto and The Chase Manhattan Bank, N.A. as Agent. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

                  In connection with this opinion, we have examined executed copies of the Facility Documents and such other documents, records, agreements and certificates as we have deemed appropriate. We have also reviewed such matters of law as we have considered relevant for the purpose of this opinion.

                  Based upon the foregoing, we are of the opinion that:

                  1. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

                  2. The execution, delivery and performance by the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any additional consent or approval of its stockholders; (b) contravene its charter or by-laws;
(c) violate any provision of, or require any filing (other than the filing of financing statements referred to below), registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Subsidiary or affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  3. Each Facility Document to which the Borrower is a party is, or when delivered under the Credit Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  4. To the best of our knowledge (after due inquiry), there are no pending or threatened actions, suits or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or of any such Subsidiary or the ability of the Borrower to perform its obligations under the Facility Documents to which it is a party.

                                                              Very truly yours,

                                    EXHIBIT F

                        [Opinion of Guarantor's Counsel]


                                 [Closing Date]

The Chase Manhattan Bank, N.A.
One Lincoln Center
Syracuse, New York  13202

Fleet Bank
One Clinton Square
Syracuse, New York 13221

NatWest Bank N.A.
175 Water Street
New York, New York 10038

Credit Lyonnais Cayman Island Branch
c/o Credit Lyonnais
1301 Avenue of The Americas
New York, New York 10019-6022

Ladies and Gentlemen:

                  We have acted as counsel to _____________ ("Guarantor") in connection with the execution and delivery of that certain Credit Agreement-Term Loan Facility (the "Credit Agreement") dated as of December ____, 1995 among CONMED CORPORATION, the Banks signatory thereto and The Chase Manhattan Bank, N.A. (the "Agent"). Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

                  In connection with this opinion, we have examined executed copies of the Facility Documents and such other documents, records, agreements and certificates as we have deemed appropriate. We have also reviewed such matters of law as we have considered relevant for the purpose of this opinion.

                  Based upon the foregoing, we are of the opinion that:

                  1. Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

                  2. The execution, delivery and performance by each Guarantor of the Facility documents to which it is a party has been duly authorized by all necessary corporate action and do not and will not: (a) require any additional consent or approval of its stockholders; (b) contravene its charter or by-laws;
(c) violate any provision of, or require any filing (other than the filing of financing statements referred to below), registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to a Guarantor; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which a Guarantor is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien (other than in favor of the Agent on behalf of the Banks, upon or with respect to any of the properties now owned or hereafter acquired by a Guarantor; or (f) cause a Guarantor to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  3. Each Facility Document to which a Guarantor is a party is, or when delivered under the Credit Agreement will be, a legal, valid and binding obligation of the Guarantor, enforceable against Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  4. To the best of our knowledge (after due inquiry), there are no pending or threatened actions, suits or proceedings against or affecting any Guarantor before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of any Guarantor or the ability of any Guarantor to perform its obligations under the Facility Documents to which it is a party.


                                                              Very truly yours,

                                    EXHIBIT G

                            CONFIDENTIALITY AGREEMENT


                                                     [Date]


[Insert Name and
 Address of Prospective
 Participant or Assignee]

                  Re: Credit Agreement-Term Loan Facility dated as of December 29, 1995 between CONMED Corporation, the banks party thereto, and The Chase Manhattan Bank (National Association), as Agent.

Dear _______________:

                  As a Bank, party to the above-referenced Credit Agreement (the "Credit Agreement"), we have agreed with CONMED Corporation (the "Borrower") pursuant to Section 12.13 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrower as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

                  As provided in said Section 12.13, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

                  Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and
(B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which you or any one or more of the Banks is a party; [provided, further, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to endeavor to notify the Borrower of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) pursuant to legal process]; and provided finally that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                  Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                                                Very truly yours,

                                                [Insert Name of Bank]


                                                By:___________________________


The foregoing is agreed to as of the date of this letter.


[Insert name of prospective
participant or assignee]


By: ______________________________

                                    EXHIBIT H

                               [CONMED Letterhead]
                                Borrowing Notice
                                                             ___________, 199___

Via Telecopier

The Chase Manhattan Bank, N.A., Agent
One Lincoln Center
Syracuse, New York  13202
Attention: __________________________
           Operations

                  Re:      _____ Term Loan
                           _____ Revolving Credit Loan

Dear _________________:

                  Reference is made to our Credit Agreement with you as Agent, and the Banks signatory thereto, dated December ___, 1995. Unless otherwise defined herein or the context otherwise requires, capitalized terms shall have the meaning attributed to them in the Credit Agreement.

                  We hereby confirm our telephone notice to you:

                  To borrow/renew $_______________ on ________________, 199__ as
a:
                  ____ Variable Rate Loan

                  ____ Fixed Rate Loan with an Interest Period of ___ month(s) at a rate of _____________________.

                  We further confirm that after this advance (or payment) we will have the following kinds of loans outstanding:

                  Term Loans
                  ----------                                   Last Date
Kind of Loan                Amount       Rate             of Interest Period
------------                ------       -----------------------------------
Variable Rate

Fixed Rate

Fixed Rate

Fixed Rate                 ______

            Total          $

                  Revolving Credit Loans
                  ----------------------                       Last Date
Kind of Loan               Amount        Rate             of Interest Period
------------               ------        -----------------------------------
Variable Rate

Fixed Rate

Fixed Rate

Fixed Rate                ______

            Total          $

                  CONMED CORPORATION hereby certifies that both on the date of this Notice and the date of the borrowing no Event of Default exists, all representations and warranties contained in the Credit Agreement continue to be true and correct, and all conditions precedent under the Credit Agreement are satisfied.
                                             Very truly yours,

                                             CONMED CORPORATION

                                             By:___________________________

                                             Its:___________________________

                                                                 Jurisdiction                    Percentage
Name and Address                                               of Incorporation                 of Ownership
----------------                                               ----------------                 ------------
Birtcher Medical Systems, Inc.                                    California                        100%
310 Broad Street
Utica, new York 13501
Consolidated Medical Equipment
   International, Inc.                                             New York                         100%
310 Broad Street
Utica, New York 13501
Aspen Laboratories, Inc.                                           Colorado                         100%
14603 East Fremont Avenue
Englewood, Colorado 80112
CONMED Andover Medical, Inc.                                       New York                         100%
  60 Newark Street
  Haverhill, Massachusetts  01832

  N D M, Inc.                                                      New York                         100%
  310 Broad Street,
  Utica, New York 13501

                                                    SCHEDULE II

                                                CREDIT ARRANGEMENTS



Credit                                                                  Amount
Arrangement                     Face Amount                          Outstanding
-----------                     ------------------------------------------------

1.       Letters of Credit:

         Chase                  $   100,000                           $28,700

                                  SCHEDULE III

                               HAZARDOUS MATERIALS

1. Asbestos: Encapsulated asbestos is present in the basement of CONMED's Utica, New York facility.

2. Underground Storage Tanks: CONMED purchased a warehouse/manufacturing facility on February 6, 1995 located at Success Drive, Rome, New York. On this property there are two underground fuel oil tanks. The seller, Fay's Inc., is obligated to remove both tanks under DEC supervision and shall indemnify and hold CONMED harmless from all costs, damages or expenses relating to any environmental or hazardous waste conditions resulting from the presence or use of such tanks. The obligation of Fay's Inc., to remove the tanks is expressed in a purchase and sale agreement executed by the parties on January 20, 1995.

3. Birtcher Medical Systems, Inc.: The California Regional Water Quality Control Board, Los Angeles region ("CRWQCB") is investigating contamination in the soil near an industrial waste clarifier located outdoors on a site in an industrial area of El Monte, California. Between 1977 and 1990, Birtcher leased a portion of a building also located at the site and adjacent to the clarifier. The clarifier was used in connection with a plating operation which Birtcher sold to another party in 1984. The CRWQCB has worked principally with this other party to determine the extent and effect of the soil contamination and whether remedial action will be required.

         Birtcher, and other Potentially Responsible Parties have conducted subsurface soils investigations, including soil vapor studies, at the request of the CRWQCB. The CRWQCB has not responded to the latest report, which was submitted on May 27, 1994. These investigations have confirmed the presence of volatile organic compounds ("VOC") in the subsurface below the former facility. Some of the same type of VOC have been detected in ground water samples collected by others in the vicinity of this facility. The quantities and sources of the VOCs detected in soils below the facility have yet to be determined. While Borrower does not currently anticipate any material adverse effect upon its business or financial position resulting from the CRWQCB's investigation, Birtcher may in the future become involved in further environmental assessment and remediation at the site, the costs of which cannot be determined at this time.

         The EPA has divided the San Gabriel Valley superfund site into five operable units. The site is located in the El Monte operable unit of the San Gabriel superfund site. The Environmental Protection Agency (the "EPA") has sent "Potentially Responsible Party Notices" to current operators ("PRPs") of the contaminated property in the El Monte operable unit. On November 23, 1994 Birtcher received a Section 104(e) request for information from the EPA regarding the El Monte facility. The EPA has not identified Birtcher as a PRP. However, it is likely that Birtcher will be named as a PRP and that it may be required to participate in a remedial investigation, feasibility study, and cleanup. The cost of such participation is unknown.

                                   SCHEDULE IV


                             EMPLOYEE BENEFIT PLANS
                                 FUNDING STATUS

         The attached correspondence dated March 8, 1995 from Benefits Management, Inc., plan actuaries for Borrower and Aspen Laboratories, Inc., represents the most current information presently available. The actuary will provide the Banks with comparable liability reports for both plans as of January 1, 1996 by no later than March 31, 1996.